SCHEDULE 14C
                                 (RULE 14c-101)
                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION
        INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Check the appropriate box:
|_|  Preliminary Information Statement
|_|  Confidential, for Use of the Commission Only
     (as permitted by  Rule 14c-5(d)(2))
|X|  Definitive Information Statement

                               PRACTICEXPERT, INC.
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

|_|  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

          (1)  Title of each class of securities to which transaction applies:

          (2)  Aggregate number of securities to which transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          (4) Proposed maximum aggregate value of transaction:

          (5) Total fee paid:

|_|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:

          (2) Form, Schedule or Registration Statement No.:

          (3) Filing Party:

          (4) Date Filed:

                                                            [PracticeXpert logo]

PracticeXpert, Inc.
10833 Washington Boulevard
Culver City, CA 90232

                                                                October 26, 2005

Dear Stockholder:

         I am writing to advise you to that in lieu of the 2005 Annual Meeting of Stockholders of PracticeXpert, Inc., our majority stockholders adopted a written in consent in lieu of such meeting on August 8, 2005, whereby saving the Company the time and expense involved in having a meeting of stockholders.

         This booklet includes the notice of matters approved pursuant to the written consent of majority stockholders in lieu of the 2005 Annual Meeting of Stockholders, as well as the Company's Information Statement for the year ended December 31, 2004. A copy of the Company's 2004 Annual Report on Form 10-KSB is also included along with this booklet.

         Thank you for your investment in our Company.

Sincerely,

/s/ Jonathan Doctor

Jonathan Doctor
Chairman, President and
Chief Executive Officer




--------------------------------------------------------------------------------

                                                            [PracticeXpert logo]


                               PRACTICEXPERT, INC.
               NOTICE OF WRITTEN CONSENT OF MAJORITY STOCKHOLDERS
                 IN LIEU OF 2005 ANNUAL MEETING OF STOCKHOLDERS


RECORD DATE:    August 1, 2005

AGENDA

    1) Election of the six incumbent directors for an additional one-year term, or until their successors are duly elected and qualified;

    2) Amendment of the Company's Articles of Incorporation to increase the authorized number of shares of Common Stock, par value $.001 per share, from 200 million to 250 million; and

    3) Ratification of the appointment of Kabani & Company, Inc., as the Company's independent auditors for fiscal 2005.

STOCKHOLDER LIST

         A list of stockholders voting pursuant to the Written Consent of Majority Stockholders in Lieu of the 2005 Annual Meeting of Stockholders is available during business hours at the Company's executive offices, 10833 Washington Boulevard, Culver City, California 90232, for examination by any stockholder for any legally valid purpose.

By Order of the Board of Directors,

/s/ Zima Hartz

Zima Hartz
Executive Vice President and Secretary

October 26, 2005


--------------------------------------------------------------------------------

                              INFORMATION STATEMENT
          FOR WRITTEN CONSENT OF MAJORITY STOCKHOLDERS IN LIEU OF 2005
                         ANNUAL MEETING OF STOCKHOLDERS

                                   IN GENERAL

         If you were a stockholder on the books of the Company at the close of business on August 1, 2005, you are being provided a copy of this Information Statement. On that day, there were 141,097,151 shares of our Common Stock, par value $.001 per share (the "Common Stock"), issued and outstanding.

         Each share of Common Stock that was voted in connection with the Written Consent of Majority Stockholders in Lieu of the 2005 Annual Meeting of Stockholders was entitled to one vote. On that day, there were 72,151,754 shares of our Common Stock that were voted in favor of the matters submitted to the majority stockholders. These actions pursuant to the Written Consent of Majority Stockholders will not become effective until 20 days from the date that this Information Statement is first mailed to our stockholders. It is anticipated that the Information Statement will be mailed to stockholders on or about November 25, 2005.

         No action is being requested of you. This Information Statement is furnished solely to inform you of the matters that were approved pursuant to the Written Consent of Majority Stockholders in Lieu of the 2005 Annual Meeting of Stockholders. Accordingly, there will be no meeting of stockholders in 2005.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                         BOARD COMPOSITION AND PRACTICES

In General

         The Board of Directors directs the management of the business and affairs of the Company, as provided in the Company's bylaws, as amended, and pursuant to Nevada corporate law. The Company encourages, but does not require, that all its directors attend all meetings of the Board of Directors (the "Board"). In 2004, the Board held 20 meetings. During 2004, all directors attended at least 75% of the aggregate number of meetings of the Board, except Monica Dedovich and Joseph Simone, members of the Board, attended less than that percentage of the meetings.

Number of Directors

         The Board of Directors determines the number of directors. The Board has currently fixed the number at six members, which number was so fixed in connection with the appointment of Charles Smith to the Board on February 2, 2005.

Director Terms

         The directors serve for a one-year term or until their successors are duly elected and qualified. The term of each director expires each year or until their respective successors are duly elected and qualified. The Board may fill a vacancy by electing a new director. The Board may also create a new director position and elect a director to hold the newly created position until the term expires.

Corporate Ethics Guidelines

         We have adopted corporate ethics and compliance guidelines. Our ethics and compliance guidelines are published as the PracticeXpert, Inc. Legal and Ethical Compliance Policy. This code of ethics applies to all our employees, including our principal executive, financial and accounting officers. It is our policy not to waive compliance with these guidelines.

         If at any time you would like to receive a paper copy, free-of-charge, of our Legal and Ethical Compliance Policy, please write to Zima Hartz, Executive Vice President and Secretary, whose address is: PracticeXpert, Inc., 10833 Washington Boulevard, Culver City, California 90232.

Communications with the Board

         Our Governance Guidelines provide that any interested parties desiring to communicate with our directors may contact such directors through the Company's Executive Vice President and Secretary, Zima Hartz, whose address is:
PracticeXpert, Inc., 10833 Washington Boulevard, Culver City, California 90232.

                    ITEM 1 ON AGENDA - ELECTION OF DIRECTORS


         The Board of Directors has nominated for election this year, and the majority stockholders have approved, the six incumbent directors for an additional one-year term or until their successors are duly elected and qualified.

         Background information about the directors is set forth below.

Jonathan Doctor                                      Jonathan Doctor is our Chairman of the Board, President and
Chairman, President and                              Chief Executive Officer.  From December 2000 to July 2001,
  Chief Executive Officer of the Company             Mr. Doctor was a director at Parkstone Medical Information
Director since 2003                                  Systems.  From August 1999 to November 2001, Mr. Doctor was
Age: 42                                              president of Care Delivery Solutions Corporation.  Mr. Doctor
                                                     served as vice president, systems development of Salick
                                                     Health Care, Inc. from July 1997 to May 2000.

Zima Hartz                                           Zima Hartz is our Executive Vice President and Secretary.
Executive Vice President and                         Prior to joining us, Mr. Hartz was responsible for the
  Secretary of the Company                           development and operations of software products and solutions
Director since 2003                                  in the health care field.  Mr. Hartz served as a director for
Age: 44                                              Parkstone, Inc. from December 2000 to July 2001.  Mr. Hartz served as executive vice president of Care Delivery Solutions
                                                     Corporation from August 1999 to November 2001.  Mr. Hartz
                                                     served as senior director of Software Product Development for
                                                     Salick Health Care, Inc. from January 1998 to July 2000.

Michael Manahan                                      Michael Manahan is our Chief Financial Officer.  Mr. Manahan
Chief Financial Officer of the Company               also serves as president of Magnum Financial Group, LLC
Director since 2003                                  ("Magnum"), a company he co-founded in April 1998.  In
Age: 50                                              February 2002, the Securities and Exchange Commission filed a civil action for violations of federal securities laws against a public company and certain of its shareholders and officers, and against Magnum and Mr. Manahan, which provided investor relations services to that company. Magnum and Mr. Manahan consented to entry of a permanent injunction enjoining them from future violations of the antifraud provisions of the
                                                     federal securities laws. Mr. Manahan established a policy to independently verifying all information provided by client companies for distribution and publication.

Monica Dedovich                                      Since March 2001, Monica Dedovich has served as a director of
Director since 2003                                  Healthcare Administrative Management and Practice Xpert
Age: 71                                              Services Corporation, our subsidiaries.  Ms. Dedovich served as president of Healthcare Administrative Management from
                                                     1997 to March 2001.  Ms. Dedovich is a frequent speaker and guest lecturer on physician reimbursement in the New York
                                                     Metropolitan Region and New England.  Ms. Dedovich is one of
                                                     the founders of the New York State and Massachusetts State
                                                     Oncology Societies.

Joseph Simone                                        Dr. Joseph Simone serves as the clinical director emeritus of
Director since 2003                                  the Huntsman Cancer Institute and the professor emeritus of
Age: 70                                              pediatrics and medicine at the University of Utah School of
                                                     Medicine.  From July 1996 to August 2001, Dr. Simone served as the senior clinical director at Huntsman Cancer
                                                     Institute.  From 1992 to 1996, Dr. Simone served as
                                                     physician-in-chief of the Memorial Sloan-Kettering Cancer
                                                     Center in New York, New York. Before joining Memorial
                                                     Sloan-Kettering, Dr. Simone served as a physician at St. Jude
                                                     Children's Research Hospital in Memphis, Tennessee, where he joined the staff in 1967.  Dr. Simone served as chief
                                                     executive officer of St. Jude Children's Research Hospital from 1983 to 1992.  Dr. Simone served for six years as a
                                                     member of the Board of Scientific Advisors of the National
                                                     Cancer Institute and is chairman of the National Cancer
                                                     Policy Board of the Institute of Medicine.

Charles Smith                                        Charles Smith serves as chairman and chief executive  officer
Director since 2005                                  of PracticeOne, one of our wholly owned subsidiaries.  Mr.
Age: 49                                              Smith was formerly senior vice president of mergers and
                                                     acquisitions and a director at Election, Inc., a global
                                                     election software and services company.  Previously, Mr.
                                                     Smith held senior managerial, business development and
                                                     finance positions at Procter & Gamble and PepsiCo
                                                     International.

                      COMMITTEES OF OUR BOARD OF DIRECTORS

         Our Board of Directors has established an Audit Committee, a Nominating Committee and a Compensation Committee. From time to time, our Board of Directors may establish other committees.

Audit Committee

         The Audit Committee has the responsibility of (i) recommending the selection of our independent public accountants, (ii) reviewing and approving the scope of the independent public accountants' audit activity and extent of non-audit services, (iii) reviewing with management and our independent public accountants the adequacy of our accounting system and the effectiveness of our internal audit plan and activities, (iv) reviewing with management and our independent public accountants the financial statements and exercising general oversight of the financial reporting process and (v) reviewing with us litigation and other legal matters that may affect our financial condition, and monitoring compliance with our business ethics and other policies.

         The Audit Committee is composed of Jonathan Doctor, Joseph Simone and Michael Manahan. Dr. Simone is the only committee member independent of management and free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a committee member. The Board has determined that Dr. Simone is "independent" within the meaning of the listing standards of the American Stock Exchange. The Audit Committee did not meet in 2004. The Audit Committee has not adopted a charter. The functions that would normally be performed by the Audit Committee were performed by the Board.

Nominating Committee

         The Nominating Committee's function is to propose nominees to the Board of Directors. The members of the Nominating Committee are Jonathan Doctor, Zima Hartz and Michael Manahan. The Nominatng Committee did not meet in 2004. The Nominating Committee has not adopted a charter and, thus, has not adopted a policy regarding the consideration of director candidates by stockholders. In the Board's view, it is premature to adopt such a policy prior to the adoption of a committee charter. The members of the Nominating Committee consist of management, and, thus, are not independent. The functions that would normally be performed by the Nominating Committee were performed by the Board.

Compensation Committee

         The Compensation Committee has the responsibility of (i) establishing the salary rates of our officers and employees and our subsidiaries, (ii) approving the issuance of stock options and other securities to management and its affiliates, and (iii) examining periodically our compensation structure and compensation plans. Any options or other securities to be issued to members of the Compensation Committee or their respective affiliates must be approved by a majority of the members of the Company's Board of Directors who do not have an interest in such transaction.

         The Compensation Committee is composed of Zima Hartz, Monica Dedovich and Joseph Simone. The Compensation Committee did not meet in 2004. The functions that would normally be performed by the Compensation Committee were performed by the Board.

                              DIRECTOR COMPENSATION

         Directors are paid an annual retainer fee of 40,000 shares of Common Stock for serving on the Board of Directors. All directors are reimbursed for out-of-pocket expenses incurred in connection with the Company's business and attending meetings.

                               ITEM 2 ON AGENDA --
          INCREASE IN THE AUTHORIZED COMMON STOCK TO 250 MILLION SHARES

         The Board and the majority stockholders have approved an increase in the authorized number of shares of Common Stock from 200 million to 250 million.

         The purpose of the increase in the authorized number of shares of Common Stock from 200 million to 250 million is to have shares of Common Stock available for issuance upon the exercise of options and warrants as well as future issuances of Common Stock. The increase in the authorized number of shares will become effective upon filing the amendment to the Company's Articles of Incorporation with the Secretary of State of Nevada, which will occur not less than 20 days from the date that the Information Statement is first mailed to stockholders. The full text of the amendment is set forth on Exhibit A-1 attached hereto.

                               ITEM 3 ON AGENDA --
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

         The Board has appointed, and the majority stockholders have approved, Kabani & Company, Inc. ("Kabani"), as the Company's independent auditor, also referred to as the independent registered public accounting firm, for fiscal 2005. Since March 2001, Kabani has served as the independent auditor for the Company. The Board believes that Kabani is knowledgeable about the Company's operations and accounting practices and is well qualified to act in the capacity of independent auditor.

         Although the appointment of the independent auditor was not required to be approved by the stockholders, the Board of Directors believes that stockholders should participate in such selection through ratification. The proposal to ratify the Board's appointment of Kabani was approved by the majority stockholders.

Fees Billed by Independent Auditor

         The following table sets forth fees billed to the Company by Kabani for professional services rendered for 2004 and 2003 (in thousands).


                                                      2004            2003
                                                   -----------    -------------
Audit Fees (1)                                      $      80     $         62
                                                   ===========    =============


(1) Aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements and for the reviews of financial statements included in the Company's quarterly reports on Form 10-QSB and current reports on Form 8-K, and accounting consultations on matters reflected in the financial statements.

                           STOCK OWNERSHIP INFORMATION

Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth the number of shares of our Common Stock owned beneficially by (i) each person known to us to own beneficially more than five percent of our outstanding Common Stock, (ii) each of our directors and named executive officers and (iii) all of our directors and executive officers as a group, in each case based upon the beneficial ownership of such persons of Common Stock as reported to us as of August 1, 2005, including shares as to which a right to acquire ownership exists (for example, through the exercise of stock options) within the meaning of Rule 13d-3(d)(1) under the Securities Exchange Act of 1934. In general, "beneficial ownership" includes those shares that a person has the power to vote or transfer, and options to acquire Common Stock that are exercisable currently or within 60 days.


                                                     Number of        Percent of
Beneficial Owner                                       Shares           Class
---------------------------------------------------------------     ------------
Jonathan Doctor                                      9,971,838(1)       7.1 %
Zima Hartz                                           9,465,182(2)       6.7 %
Monica Dedovich                                      9,708,412          6.9 %
Michael Manahan                                      6,877,729(3)       4.9 %
Joseph Simone                                          169,328             *
Charles Smith                                          523,111             *
Barron Partners LP                                  36,237,668(4)      25.7 %
Renn Capital Group, Inc.                            33,333,334(5)      23.6 %
PI (Cayman) Limited                                 26,661,926(6)      18.9 %
All directors and executives
as a group (6 persons)                              36,715,600(7)      26.0 %

  *  Less than one percent.

1. The amount includes 1,500,000 shares of our Common Stock underlying stock options.

2. The amount includes 1,000,000 shares of our Common Stock underlying stock options.

3. The amount includes 1,500,000 shares of our Common Stock underlying stock options.

4. The amount includes 18,333,334 shares of our Common Stock underlying warrants. The general partner of Barron Partners LP is Barron Capital Advisors LLC, a Delaware limited liability company. Andrew B. Worden is the managing member of such general partner. Its address is: Barron Capital Advisors, LLC, 730 Fifth Avenue, 9th Floor, New York, New York 10019.

5. The amount includes 16,666,667 shares of our Common Stock underlying warrants. RENN Capital Group, Inc. is the investment adviser to Renaissance Capital Growth & Income Fund III, Inc. and Renaissance US Growth Investment Trust PLC, and has shared voting and dispository power with respect to the shares. RENN Capital Group, Inc. is registered as an investment adviser under the Investment Adviser Act of 1940. Its address is: Renn Capital Group, Inc., 8080 North Central Expressway, Suite 210, LB-59, Dallas, Texas 75206.

6. This amount includes 6,000,000 shares of our Common Stock underlying warrants. Its address is: PI (Cayman) Limited, c/o Paget-Brown & Company Ltd., West Wind Building, Harbour Drive, P.O. Box 1111, George Town, Grand Cayman, British West Indies.

7. This amount includes 4,000,000 shares of our Common Stock underlying stock options.

Section 16(a) Beneficial Ownership Reporting Compliance

      The rules of the Securities and Exchange Commission require that we disclose late filings of reports of stock ownership (and changes in stock ownership) by our directors and statutory insiders. To the best of the Company's knowledge, all of the filings for the Company's directors and statutory insiders were made on a timely basis in 2004 except as follows:

o Each of Messrs. Doctor, Hartz, Manahan, Dr. Simone and Ms. Dedovich did not timely file on Form 4 the Company's grant of 10,000 shares of Common Stock on October 13, 2004 and December 29, 2004.

o Each of Messrs. Doctor, Hartz and Manahan did not timely file on Form 4 the Company's grant on October 4, 2004, of options to purchase 1,500,000 shares of Common Stock at an exercise price of $.30 per share, which expire on October 4, 2014.

o Each of Messrs. Doctor, Hartz and Manahan did not timely file on Form 4 the return to the Company on June 2, 2004, 1,986,466, 1,984,803 and 1,255,636
     shares of Common Stock by Messrs. Doctor, Hartz and Manahan, respectively, as part of a transaction involving the sale of shares of Common Stock by the Company to a private investor.

Each of the foregoing transactions was reported by such persons on their Form 5s for fiscal 2004.

                             EXECUTIVE COMPENSATION

In General

         All decisions regarding compensation for the Company's executive officers and executive compensation programs are reviewed, discussed, and approved by the Board of Directors. All compensation decisions are determined following a detailed review and assessment of external competitive data, the individual's contributions to the Company's success, any significant changes in an executive officer's role or responsibilities, and equity of pay relationships among the executive officers.

Employment Agreements

         We have executive employment agreements with Jonathan Doctor, our Chairman, President and Chief Executive Officer, Michael Manahan, our Chief Financial Officer, and Zima Hartz, our Executive Vice President and Secretary (collectively, the "Employment Agreements"). The Employment Agreements have a term of three years, which commence on December 31, 2003. The Employment Agreements provide for base salary compensation payable to the executive officers consistent with the revenues of the Company, as follows:

                         REVENUES          ANNUAL BASE SALARY

                     $  3.8 million            $  52,000
                        5.0 million               62,737
                       10.0 million              114,105
                       15.0 million              154,105
                       20.0 million              182,737
                       25.0 million              200,000

         For each $5.0 million incremental increase in revenues in excess of $25.0 million, an additional $15,000 in annual base salary

         The Employment Agreements also provide for (i) bonus compensation payable by the Company in an amount equal to five percent (5%) of the Company's net income before taxes payable in cash or shares of Common Stock at the Board's discretion, (ii) the issuance of options to purchase 500,000 shares of Common Stock at an exercise price of $0.12 per share under the PracticeXpert, Inc. 2003 Stock Option Plan, which vest immediately, and (iii) the issuance of options to purchase 1,500,000 shares of Common Stock at an exercise price of $0.30 per share under the PracticeXpert, Inc. 2004 Equity Incentive Plan, which vest ratably in equal increments over three years from the date of issuance.

         The Employment Agreements provide that they may be terminated by the executive officers in their discretion, if there is more than a fifty percent (50%) change in ownership of the capital stock of the Company, or any other change in control of the Company. In such case, the executive officers may terminate their Employment Agreement and each such person will be entitled to a lump sum payment of $1,500,000 by the Company.

         The Company is authorized to purchase on behalf of each executive officer up to $5,000 in shares of Common Stock in the open market each calendar month. The Company may also loan each executive officer up to $500,000 for him to purchase shares of Common Stock. As of the date hereof, the Company has not made any such purchases of Common Stock or loans for the purchase of Common Stock on behalf of its executive officers.

         As employees of the Company, all executive officers are eligible to participate in the standard employee benefit programs made available to all employees generally, including without limitation medical insurance, dental insurance and participation in the Company's 401K plan.

         No compensation in excess of $100,000 per year was awarded to, earned by, or paid to any of our executive officers during the fiscal years 2003 and 2002. The following table provides summary information for the years 2004, 2003 and 2002 concerning cash and non-cash compensation paid or accrued by us to our "named" executive officers.

                           SUMMARY COMPENSATION TABLE

                                                  -------------------------------------------------
                                                                Annual Compensation
---------------------------------------------------------------------------------------------------
Name and                                                                            Other Annual
Principal Position                      Year         Salary (US$)     Bonus ($)    Compensation ($)
---------------------------------------------------------------------------------------------------
Jonathan Doctor, President and          2004         $114,003 (4)      - 0 -         $4,800 (5)
  Chief Executive Officer

Michael Manahan, Chief Financial        2004         $114,003 (4)      - 0 -         $4,800 (5)
  Officer

Zima Hartz, Executive Vice President    2004         $114,003 (4)      - 0 -         $4,800 (5)
  and Secretary
---------------------------------------------------------------------------------------------------
Jonathan Doctor, President and
  Chief Executive Officer               2003          $30,500          - 0 -         $9,739 (3)
---------------------------------------------------------------------------------------------------
Adam Anthony, Chief Executive
  Officer                               2003          - 0 -            - 0 -           - 0 -
---------------------------------------------------------------------------------------------------
Adam Anthony, Chief Executive
  Officer                               2002         $72,000(2)        - 0 -        $19,600 (1)
---------------------------------------------------------------------------------------------------

(1) On February 6, 2002, 600,000 shares of Common Stock were issued for services to the Board of Directors for the period from January 3, 2001 to June 30, 2002, at $.02 per share for a total value of $12,000; on March 16, 2002, 288,462 shares of Common Stock were issued in lieu of automobile allowance at $.02 per share for a total value of $6,000; on July 8, 2002, 200,000 shares of Common Stock were issued for services to the Board of Directors for the period from July 1, 2002 to December 31, 2002, at a price of $.008 for a total value of $1,600.

(2) On October 1, 2002, 130,638 shares of Series B Preferred Stock were issued in lieu of cash for deferred salary and housing allowance for the period from January 3, 2001, to October 1, 2002, at $.75 per share for a total value of $100,979.

(3) On July 31, 2003, 8,619 shares were issued for services as a member of the Board of Directors.

(4) Included $20,000 in salaries accrued but not paid. All three executive officers agreed to defer a portion of their salaries to assist Company in meeting other financial obligations.

(5) Includes 10,000 shares of common stock issued for services as members of the Board of Directors and $3,600 for automobile allowance.

                                        ----------------------------------------------------------
                                                         Long Term Compensation
                                        ----------------------------------------------------------
                                                         Awards                      Payouts
------------------------------------------------------------------------------------------------------------
                                          Restricted     Securities Underlying    LTIP
                                             Stock             Options/          Payouts       All Other
Name and Principal Position      Year     Award(s)($)           SARs(#)            ($)      Compensation ($)
------------------------------------------------------------------------------------------------------------
Jonathan Doctor, President
  and Chief Executive Officer    2004        - 0 -            1,000,000            - 0 -         - 0 -

Michael Manahan, Chief           2004        - 0 -            1,000,000            - 0 -         - 0 -
  Financial Officer

Zima Hartz, Executive Vice       2004        - 0 -            1,000,000            - 0 -         - 0 -
  President and Secretary
------------------------------------------------------------------------------------------------------------
Jonathan Doctor, President       2003        - 0 -               - 0 - (1)         - 0 -         - 0 -
  and Chief Executive Officer
------------------------------------------------------------------------------------------------------------
Adam Anthony, Chief Executive
  Officer                        2003        - 0 -               - 0 -             - 0 -         - 0 -
------------------------------------------------------------------------------------------------------------
Adam Anthony, Chief Executive
  Officer                        2002        - 0 -               - 0 -             - 0 -         - 0 -
------------------------------------------------------------------------------------------------------------

                                                 ---------------------------------------------
                                                    Option/SAR Grants in Last Fiscal Year
                                                             (Individual Grants)
-------------------------------------------------------------------------------------------------------------------
                                  Number of
                                  Securities          Percent of Total
                                  Underlying      Options/SARs Granted to   Exercise of Base
Name                            Options/SARs(1)   Employees In Fiscal Year    Price ($/Sh)       Expiration Date
-------------------------------------------------------------------------------------------------------------------
Jonathan Doctor, President            500,000               100%                  $0.12          December 31, 2009
  and Chief Executive Officer       1,500,000                33%                  $0.30          October 4, 2014

Michael Manahan, Chief                500,000               100%                  $0.12          December 31, 2009
  Financial Officer                 1,500,000                33%                  $0.30          October 4, 2014

Zima Hartz, Executive Vice            500,000               100%                  $0.12          December 31, 2009
  President and Secretary           1,500,000                33%                  $0.30          October 4, 2014
-------------------------------------------------------------------------------------------------------------------

                                OTHER INFORMATION

Annual Report on Form 10-KSB

         Copies of the Company's Annual Report on Form 10-KSB, without exhibits, can be obtained without charge from the Executive Vice President and Secretary, at PracticeXpert, Inc., 10833 Washington Boulevard, Culver City, California 90232, or telephone (310) 815-3500. You also may view a copy of the Form 10-KSB electronically by accessing our website (www.pxpert.com).

Information Statement Distribution

         The Company pays the cost of preparing, assembling and mailing this Information Statement and Annual Report. We will reimburse banks, brokers and other nominee holders for reasonable expenses they incur in sending these materials to our beneficial stockholders whose stock is registered in the nominee's name.

Electronic Access to Information Statement and Annual Report

         Stockholders can elect to view future Company information statements and annual reports over the Internet instead of receiving paper copies in the mail and thus can save the Company the cost of producing and mailing these documents. You will be responsible for any costs normally associated with electronic access, such as usage and telephonic charges.

         Registered stockholders who have access to the Internet and agree to receive future reports and other information may do so by accessing our web site (www.pxpert.com).


By order of the Board of Directors,

/s/ Jonathan Doctor

Jonathan Doctor
Chairman, President and
Chief Executive Officer

Culver City, California

October 26, 2005

                                   EXHIBIT A-1

                                     FORM OF
                     AMENDMENT TO ARTICLES OF INCORPORATION
                                       OF
                               PRACTICEXPERT, INC.

               NOW, THEREFORE, IT IS HEREBY RESOLVED, that the Articles of Incorporation of the Corporation be amended by changing Article 5, so that as amended Article 5 shall be and read as follows:

            "The total number of shares of stock which the Corporation shall have the authority to issue is an aggregate amount of 300,000,000, consisting of 250,000,000 shares of Common Stock, par value $0.001 per share ("Common Stock"), and 50,000,000 shares in six classes of Preferred Stock, par value $0.001 per share ("Preferred Stock").

            The relative rights, preferences, privileges, limitations and restrictions relating to the Preferred Stock are as set forth in the Statement of the Rights and Preferences of Preferred Stock of PracticeXpert, Inc., set forth on Exhibit A and by this reference incorporated herein.

            Dividends may be paid upon the Common Stock as and when declared by the Board of Directors of the Corporation out of any funds legally available therefor."

                                    EXHIBIT A

           STATEMENT OF THE RIGHTS AND PREFERENCES OF PREFERRED STOCK
                                       OF
                               PRACTICEXPERT, INC.

     The Board of Directors of the Corporation shall have the authority, by resolution, to divide any or all of the shares of the Preferred Stock into, and to authorize the issuance of, one or more series, and with respect to each such series to establish and, prior to issuance to determine and fix:

      (1) A distinguished designation for such series, the number of shares comprising such series, and the par value thereof, which number may be increased or decreased from time to time (but not below the number of shares then outstanding) by action of the Board of Directors;

      (2) The rate and times at which and the other conditions upon which dividends on the shares may be declared and paid or set aside for payment, whether dividends shall be cumulative, and the date from which any dividends shall accrue;

      (3) Whether or not the shares shall be redeemable and, if so, the price and the terms and conditions of such redemption;

      (4) The amounts payable by preference or otherwise upon shares in the event of voluntary or involuntary liquidation, dissolution, winding up or distribution of the assets of the Corporation;

      (5) Whether the shares shall be convertible or exchangeable for shares of any other class or series of securities of the Corporation, and if so, the terms and conditions of such conversion or exchange; and

      (6) Whether or not the shares shall have voting rights, including the right to vote as a class on designated matters, such as, but not by way of limitation, the merger, consolidation or sale of substantially all of the Corporation's assets, or the approval of designated action by a greater than two-thirds (2/3rds) affirmative vote, and if so, the terms and conditions thereof and nay limitations thereon.

     In the resolution establishing a new series of the Preferred Stock, the Board of Directors may provide for any other relative powers, preferences, rights, qualifications, limitations and restrictions of such series as are consistent with other terms of the Corporation's Articles of Incorporation.

     All shares of all series, if any, of the Preferred Stock shall be identical, except as to the above-mentioned rights and preferences which the Board of Directors establishing a particular series shall otherwise provide, in the event amounts payable upon a liquidation preference shall participate ratably in any distribution in accordance with the sums which would be payable on such distribution, if all sums payable thereon to holders of all shares of Preferred Stock were discharged in full.



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